Exhibit 10.12

NON QUALIFIED STOCK OPTION

AGREEMENT (this “Agreement”) dated as of

February 28, 2007, between MOMENTIVE

PERFORMANCE MATERIALS HOLDINGS

INC., a Delaware corporation (the “Company”),

and the Optionee set forth on the signature page to

this Agreement (the “Optionee”).

WHEREAS, pursuant to the Stock and Asset Purchase Agreement (the “Purchase Agreement”) made and entered into as of the 14th day of September, 2006, by and between General Electric Company, a New York corporation (“Seller”) and the Company (formerly known as Nautilus Holdings Acquisition Corp.), the Company has purchased the stock of certain affiliates and subsidiaries of the Seller (the “Transaction”);

WHEREAS, the Company, acting through the Committee with the consent of the Company’s Board of Directors (the “Board”) has agreed to grant to the Optionee, effective on February 28, 2007 (the “Grant Date”), an option under the Momentive Performance Materials Holdings Inc. 2007 Long-Term Incentive Plan (the “Plan”) to purchase a number of shares of Common Stock on the terms and subject to the conditions set forth in this Agreement and the Plan; and

WHEREAS, the Optionee purchased shares of the Company’s common stock pursuant to a subscription agreement dated February 28, 2007 (the “Subscription Agreement”) and in connection therewith, became a party to the Amended and Restated Securityholders Agreement relating to the Company, by and among the Company and certain of its securityholders, dated as of December 3, 2006, as the same may be amended from time to time (the “Securityholders Agreement”), or an adoption agreement thereto in the form attached as Exhibit A thereto (an “Adoption Agreement”);

WHEREAS, future securities in the Company (including those being acquired pursuant to this Agreement) owned by the Optionee shall be subject to the terms of the Securityholders Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan or the Securityholders Agreement, as the case may be.

Section 2. Option; Option Price. Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Optionee the option (the “Option”) to purchase Shares pursuant to Tranche A options (“Tranche A Options”), Tranche B options (“Tranche B Options”) and Tranche C Options (“Tranche C

Options”) at the price per Share (the “Option Price”) and in the amounts set forth on the signature page hereto. To the extent permitted by the Committee, payment of the Option Price may be made in any manner specified by Section 5.6 of the Plan. The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Code.

Section 3. Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Article V of the Plan) or this Agreement.

Section 4. Vesting. Subject to the Optionee’s not having a Termination of Relationship prior to the applicable vesting date and except as otherwise set forth in Section 7, the Options shall become non-forfeitable and exercisable (any Options that shall have become non-forfeitable and exercisable pursuant to Section 4, the “Vested Options”) according to the following provisions:

(a) Tranche A Options. Twenty-percent (20%) of the Tranche A Options shall become Vested Options on each of the 14th, 24th, 36th, 48th and 60th month anniversaries of the Closing Date (as defined in the Purchase Agreement). In the event of the consummation of a Change in Control upon which the Tranche B Targets (as defined in Section 4(b) below) are met, 50% of the Tranche A Options which have not theretofore become Vested Options and which are scheduled to vest on each of the remaining vesting dates based on anniversaries of the Closing Date will vest upon the earlier of (i) the Optionee’s continued employment with the Company for 12 months after such Change in Control or (ii) a Termination of Relationship by the Company or its Subsidiaries without Cause within 12 months following the consummation of such Change in Control. In the event of the consummation of a Change in Control upon which the Tranche C Targets (as defined in Section 4(c) below) are met, each Tranche A Options which has not theretofore become a Vested Options and which are scheduled to vest on each of the remaining vesting dates based on anniversaries of the Closing Date will vest upon the earlier of (i) the Optionee’s continued employment with the Company for 12 months after such Change in Control or (ii) a Termination of Relationship by the Company or its Subsidiaries without Cause within 12 months following the consummation of such Change in Control. In all cases involving the consummation of a Change in Control, any Tranche A Options that are not subject to the special rules set forth in the two preceding sentences shall vest in accordance with the terms of the first sentence of this Section 4(a).

(b) Tranche B Options. All of the Tranche B Options shall become Vested Options and shall become exercisable on the date that the Investor IRR is equal to or exceeds 20% (the “Tranche B Targets”).

(c) Tranche C Options. All of the Tranche C Options shall become Vested Options and shall become exercisable on the date that the Investor IRR is equal to or exceeds 25% (the “Tranche C Targets”).

All decisions by the Committee with respect to any calculations pursuant to this Section 4 (absent manifest error), including the Investor IRR and the date the Investor IRR is equal to or exceeds the applicable targets, shall be final and binding on the Optionee. Except as otherwise provided herein all unvested Options will immediately terminate upon a Termination of Relationship.

Section 5. Restriction on Transfer/Securityholders Agreement. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except (i) if permitted by the Board or the Committee, (ii) by will or the laws of descent and distribution or (iii) pursuant to beneficiary designation procedures approved by the Company. The Option shall not be subject to execution, attachment or similar process. Shares of Common Stock acquired pursuant to the exercise of Options hereunder will be subject to the Securityholders Agreement. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Agreement or the Securityholders Agreement shall be null and void and without effect.

Section 6. Optionee’s Employment. Nothing in this Agreement or in the Option shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries, as the case may be, in its sole discretion, to terminate the Optionee’s employment or to increase or decrease the Optionee’s compensation at any time.

Section 7. Termination.

(a) The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:

(i) the tenth anniversary of the Grant Date;

(ii) the 180th day following the Termination of Relationship in the case of a Termination of Relationship for death or Disability;

(iii) the 90th day following the Termination of Relationship in the case of a Termination of Relationship without Cause or by the Optionee for any reason, including if the Optionee has retired and is at least 55 years old; and

(iv) the day of the Termination of Relationship in the case of a Termination of Relationship with Cause.

(b) Except as otherwise provided in Section 4(a) and 4(b) of this Agreement, upon a Termination of Relationship for any reason, the unvested portion of the Option (i.e., that portion which does not constitute Vested Options) shall terminate on the date the Termination of Relationship occurs.

Section 8. Securities Law Representations. The Optionee hereby represents and warrants to the Company as set forth on Attachment A hereto.

Section 9. Designation of Beneficiary. The Optionee may appoint any individual or legal entity in writing as his beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Optionee’s death or Disability. The

Optionee may revoke his designation of a beneficiary at any time and appoint a new beneficiary in writing. To be effective, the Optionee must complete the designation of a beneficiary or revocation of a beneficiary by written notice to the Company under Section 11 of this Agreement before the date of the Optionee’s death. In the absence of a beneficiary designation, the legal representative of the Optionee’s estate shall be deemed the beneficiary.

Section 10. Condition Precedent. If the Transaction is not consummated, the Company will not grant the Optionee the Option and this Agreement shall become null and void.

Section 11. Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

If to the Company, to:

Momentive Performance Materials Holdings Inc.

187 Danbury Road,

Wilton, Connecticut 06897

Facsimile: (203) 761-1991

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Apollo Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Facsimile: (212) 515-3264

Attention: Stan Parker

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile: (212) 403-2269

Attention: Andrew J. Nussbaum, Esq.

If to the Optionee, to him at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 12. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 13. Optionee’s Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan; provided, however, that such additional actions and documents are consistent with the terms of this Agreement.

Section 14. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Options granted hereby). Notwithstanding the foregoing, the Optionee’s rights under this Agreement and the Plan may not be materially impaired without the Optionee’s prior written consent.

Section 15. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 16. Restrictive Covenants. The grant, vesting and exercise of Options pursuant to this Agreement shall be subject to the Optionee’s continued compliance with the restrictive covenants in Section 9 of the Securityholders Agreement.

Section 17. Withholding. As a condition to exercising this Option in whole or in part, the Optionee will pay, or make provisions satisfactory to the Company for payment of, any Federal, state and local taxes required to be withheld in connection with such exercise.

Section 18. Adjustment. In the event of any event described in Article X of the Plan occurring after the Grant Date, the adjustment provisions (including cash payments) as provided for under Article X of the Plan shall apply.

Section 19. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 20. Entire Agreement. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 21. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 22. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

Section 23. Country-Specific Modifications. The foregoing provisions of this Agreement shall be modified and/or supplemented as applied to Optionees resident in certain countries as set forth on Attachment B.

IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Agreement as of the date first written above.

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS INC.

By:
Name:
Title:

OPTIONEE

See attached signature page

[NAME]

Last address on the records of the Company:

Number of Shares of Common Stock subject to Tranche A Options:	_________
Number of Shares of Common Stock subject to Tranche B Options:	_________
Number of Shares of Common Stock subject to Tranche C Options:	_________
Option Price for Tranche A Options, Tranche B Options and Tranche C Options:	$100.00 each

ATTACHMENT A

The Optionee, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal, state and foreign securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

1.	United States:

If the Optionee is a resident of the United States, the following representations and warranties are made by such Optionee:

(a)	The Optionee acknowledges that the Option and the Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), based, in part, on either (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Optionee is an “accredited investor” (as defined under the Securities Act and the rules and regulations promulgated thereunder), and, in each of (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time.

(b)	The Optionee is an “accredited investor” within the meaning of Rule 501(a)(1), (2) or (3) of the Securities Act.

(c)	The Optionee is acquiring the Option and, if and when he exercises the Option, will acquire the Shares solely for the Optionee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Shares or Option within the meaning of the Securities Act and/or any applicable state securities laws.

(d)	The Optionee acknowledges that he has not acquired the Option or the Shares as a result of any general solicitation or general advertising in the United States, including any meeting whose attendees have been invited by general solicitation or general advertising.

(e)	The Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Shares purchased upon exercise of the Option. The Optionee has been furnished with, and/or has access to, such information as he considers necessary or appropriate for deciding whether to exercise the Option and purchase the Shares. However, in evaluating the merits and risks of an investment in the Shares, the Optionee has and will rely only upon the advice of his own legal counsel, tax advisors, and/or investment advisors.

(f)	The Optionee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market

Value of the underlying Shares to an amount in excess of the Option Price, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

(g)	The Optionee understands that the Option and the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Option and the Shares have not been and will not be registered under the Securities Act, and that the Option and the Shares are “restricted securities” as defined by Rule 144(a)(3) under the Securities Act, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act or in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act, each as presently in effect. The Optionee acknowledges reviewing a copy of Rule 144 promulgated under the Securities Act and Regulation S under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

(h)	The Optionee agrees that he will comply with all applicable laws and regulations in effect in any jurisdiction in which he sells any of the securities or otherwise transfers any interest therein.

(i)	The Optionee has read and understands the restrictions and limitations set forth in the Securityholders Agreement, the Plan and this Agreement.

(j)	The Optionee understands and acknowledges that, if and when he exercises the Option, (a) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (b) except as otherwise provided under the Securityholders Agreement, the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws.

2.	Brazil

If the Optionee is a resident of Brazil, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Optionee.

3.	China

If the Optionee is a resident of China, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Optionee.

(b)	The Optionee acknowledges that, if he exercises the Option, he has authority to so exercise and no examination or approval by a third party is required for the Optionee to do so.

4.	Germany

If the Optionee is a resident of Germany, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Optionee.

5.	Hong Kong

If the Optionee is a resident of Hong Kong, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Optionee.

(b)	The Optionee shall be liable for all Hong Kong tax consequences resulting from the acceptance and exercise of the Option under this Agreement.

(c)	The Optionee acknowledges that the Option granted is discretionary and the benefits received under the Option shall not be included in the calculation of any severance payment the Optionee may be entitled to upon termination of his/her relationship with the Company or its subsidiary in Hong Kong.

(d)	The Optionee hereby consents to the collection, use and retention of Personal Data by the Company and/or its subsidiary in Hong Kong as provided for under Section 6B of this Agreement.

6.	India

If the Optionee is a resident of India, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Optionee.

(b)	The Optionee represents and warrants that he has the due authority and permission to exercise the Option and that the same would fall within the general permission granted by the Reserve Bank of India under the Foreign Exchange Management Act, 1999 and the regulations framed thereunder.

(c)	The Optionee shall be liable for all income tax consequences pursuant to acceptance of the Option.

(d)	The Optionee acknowledges that the possession and value of such an Option shall not be taken into account when determining benefits, if any, due the Optionee by the Company, upon termination of employment.

7.	Japan

If the Optionee is a resident of Japan, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Optionee.

8.	Netherlands

If the Optionee is a resident of the Netherlands, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Optionee.

(b)	The Optionee accepts all wage and income tax consequences following from accepting the Option.

(c)	The Optionee acknowledges that there is no specific need for a translation of the Plan and Agreement into the Dutch language, that he or she had an opportunity to have these documents translated into Dutch before accepting any grants under the Plan and fully understands the details and implications of the Plan and this Agreement.

9.	Switzerland

If the Optionee is a resident of Switzerland, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment A are hereby incorporated and made by such Optionee.

ATTACHMENT B

1.	Germany

The following sentence is added to the end of Section 1:

A copy of the Plan may be obtained from the Company by the Optionee in German upon request.

Section 17 is amended and restated to provide:

Section 17. Withholding; German wage tax and social security contributions. The Optionee will promptly on each exercise of an Option notify in writing the Optionee’s German employing company (if applicable) of the exercise, specifying the amount of shares acquired and the Option Price for each share. The Company will notify such German employer of the current market value of the shares as at the date of their transfer.

Upon the exercise on an Option, and in the event that the other wage payments in cash receivable for Optionee for the relevant time period are not sufficient to cover the employer’s liability to pay wage tax and social security contributions on behalf of the Optionee, the Company shall have the right to (i) require the Optionee to pay or provide for payment of the amount of any taxes and social security contributions which the German employer of the Optionee may be required to withhold with respect to the exercise; or (ii) reduce the number of shares to be delivered to the Optionee in connection with the exercise or payment by the appropriate number of shares, valued at their then Fair Market Value, to satisfy the minimum withholding obligation. In no event will the value of the shares withheld under clause (ii) above exceed the minimum amount of required withholding under applicable law.

The following Advice on Right of Revocation is added to the end of the Agreement to provide as follows:

ADVICE ON RIGHT OF REVOCATION

Right of Revocation

You may revoke your declaration to enter into the contract in writing (e.g., by letter, facsimile, email) within two weeks, without giving reasons for your decision. Your right to revoke commences at the earliest on receipt by you of this advice. Sending the revocation in good time is sufficient to ensure compliance with the deadline. The revocation should be addressed to:

Momentive Performance Materials Holdings Inc.

c/o Apollo Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Facsimile: (212) 515-3264

Attention: Stan Parker

Consequences of revocation

In the event of an effective revocation, each party shall return to the other any performances received (including any profits derived, if applicable).

- End of advice on right of revocation -

2.	Hong Kong

This Agreement is deemed to have included the following legend on its front page:

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice

The following is added immediately after the end of Section 4:

Notwithstanding any provision in this Section 4, no Option shall become vested less than six months from the Grant Date in any event.

New Section 5A is added as follows:

Section 5A: Holding requirement. Without prejudice to the provisions in Section 5, no transfer of Option may take place in any event within 6 months from the Grant Date. Such restriction shall be applicable notwithstanding the termination of employment, death of the Optionee or any Change in Control prior to such 6 month period.

New Sections 6A and 6B are added as follows:

Section 6A: No part of Severance. The Option granted in Hong Kong is discretionary and the benefits received under the Option shall not be included in the calculation of any severance payment the Optionee may be entitled to upon the Termination of Relationship.

Section 6B: Data Privacy - Hong Kong. The Company and/or its Hong Kong subsidiary may have to hold certain personal information about the Optionee (“Personal Data”). These Personal Data will be processed by the Company and/or its Hong Kong subsidiary exclusively for purposes relating to the implementation, managing and administration of the Plan and this Agreement These Data may also be communicated to subsidiary corporations of the Company and/or its Hong Kong subsidiary and any such other appropriate third parties assisting in the implementation, administration and management of the Plan and this Agreement which may be located abroad, outside of Hong Kong. The Optionee hereby consents to and acknowledges that the collection, use and retention of the Personal Data by the Company and/or its Hong Kong subsidiary is necessary to the performance of the Company’s and/or its Hong Kong subsidiary’s contractual obligations related to the implementation, administration and management of Optionee’s participation in the Plan and this Agreement. The Optionee may at any time access, delete, update and amend the Personal Data by notifying the Company and/or its Hong Kong subsidiary in accordance with the relevant data privacy protection law in Hong Kong.

3.	India

New Section 6C is added as follows:

Section 6C Data Privacy - India. The Optionee grants the Company and its (indirect) subsidiaries the right to process and store the (personal) data necessary in connection with the implementation of the Plan, including cross-border processing.

The following language is added at the end of Section 6A:

In case of calculating and/or awarding severance in India, or any other form of compensation in connection with the termination of the Optionee’s employment in India, the Parties have specifically agreed that nothing as described in the Plan and the Agreement will be taken into account.

4.	Netherlands

New Sections 6D and 6E are added as follows:

Section 6D No part of severance. Parties specifically agree that the rights of the Optionee and the termination thereof will not in any way other than as described in the Plan and the Agreement be taken into account in the context of calculating and/or awarding severance, or any other form of compensation in connection with the termination of the Optionee’s employment.

Section 6E. Own rules. The Optionee acknowledges that the Plan and Agreement are governed by their own rules and law, and that the applicability of other rules and law to the employment relationship of the Optionee has no impact on those governing rules and law.

A new Section 16 A is added as follows:

Section 16 A Authorization. To the extent the Plan and its implementation require certain monetary contributions by the Optionee the Optionee grants the Company and its (indirect) subsidiaries including the Optionee’s employer the right to set such contributions off against net salaries payable at any time. The Optionee grants the Company and its (indirect) subsidiaries the right to process and store the (personal) data necessary in connection with the implementation of the Plan, including cross-border processing.